CERTIFICATION

Exhibit 31.4
 I, Michael D. Bennett, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of MFRI, Inc.; and for the year ended January 31, 2010.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:           June 4, 2010

/s/ Michael D. Bennett
Michael D. Bennett
Vice President, Secretary and Treasurer
(Principal Financial and Accounting Officer)